As filed with the Securities and Exchange Commission on September 8, 2003
                                                       Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ----------------------

                          GENELABS TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                            ----------------------

    California                                                  94-3010150
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                              505 Penobscot Drive
                        Redwood City, California 94063
  (Address, Including Zip Code, of Registrant's Principal Executive Offices)
                            ----------------------

                            2001 Stock Option Plan
                           (Full Title of the Plan)
                            ----------------------

                             Heather Criss Keller
                        Vice President, General Counsel
                          Genelabs Technologies, Inc.
                              505 Penobscot Drive
                        Redwood City, California 94063
                                (650) 369-9500
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                            ----------------------

                                  Copies to:
                               Gregory C. Smith
                   Skadden, Arps, Slate, Meagher & Flom LLP
                             525 University Avenue
                          Palo Alto, California 94301
                                (650) 470-4500
                            ----------------------


                        CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                          Proposed Maximum    Proposed Maximum
          Title of Securities            Amount To Be      Offering Price    Aggregate Offering        Amount Of
            To Be Registered            Registered (1)        Per Share             Price           Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, to be
issued under the 2001 Stock
Option Plan                                2,000,000          $1.44 (2)         $2,880,000 (1)          $232.99
====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Genelabs Technologies, Inc. as reported on the Nasdaq National Market on September 2, 2003.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended (the "Securities Act").

Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of Registrant's Registration Statement on Form S-8 (File No. 333-64418) filed July 2, 2001.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.       Exhibits

         See Index to Exhibits.

                          GENELABS TECHNOLOGIES, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


 Exhibit Number                                             Documents
-------------------------------------------------------------------------------
      5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

     23.1        Consent of Ernst & Young LLP, independent auditors

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

     24.1        Power of Attorney (included on signature page herein)

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Genelabs Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, as of September 8, 2003.

                                    GENELABS TECHNOLOGIES, INC.

                                    By its Principal Executive Officer:


                                    _________/s/ Irene A. Chow, Ph.D._________
                                    Name:    Irene A. Chow, Ph.D.
                                    Title:   Chairman of the Board and
                                             Chief Executive Officer


                                    By its Principal Financial
                                    and Accounting Officer:


                                    ________/s/ Matthew M. Loar ____________
                                    Name:   Matthew M. Loar
                                    Title:  Chief Financial Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Irene A. Chow and Matthew M. Loar, and each of them individually (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney-in-fact may deem necessary or advisable under the Securities Act of 1933, and any rules regulations and requirements of the Securities Exchange Commission in connection with the registration of these securities of the registrant, including to sign this registration statement and any and all amendments (including post-effective amendments) and additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, as of September 8, 2003.


Signature                           Title
---------                           -----

                                    Chairman of the Board, Chief Executive
/s/ Irene A. Chow, Ph.D._________   Officer and Director
Irene A. Chow, Ph.D.                (Principal Executive Officer)


                                    Chief Financial Officer
/s/ Matthew M. Loar ___________     (Principal Financial and Accounting )
Matthew M. Loar                     Officer


/s/ J. Richard Crout, M.D.______    Director
J. Richard Crout, M.D.


/s/ Arthur Gray, Jr.___________     Director
Arthur Gray, Jr.


/s/ H.H. Haight _____________       Director
H.H. Haight


/s/ Alan Y. Kwan ____________       Director
Alan Y. Kwan


/s/ James A.D. Smith __________     President and Director
James A.D. Smith


_________________________           Director
Nina K. Wang